SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 10, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that it will present at the Wall Street Analyst Forum in New York on Friday, September 13, 2002.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated September 10, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: September 10, 2002	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Contact:

Stephen N. Joffe

Kevin McGrath

LCA-Vision Inc.

Cameron Assoc.

(513) 792-9292

(212) 245-88000

LCA-VISION TO PRESENT AT WALL STREET ANALYST FORUM ON FRIDAY, SEPTEMBER 13, 2002

CINCINNATI, September 10, 2002 -- LCA-Vision Inc. (NASDAQ NM: LCAV), a leading national provider of laser vision correction services, will present at the Wall Street Analyst Forum in New York on Friday, September 13, 2002.  The presentation, scheduled for 10:20 a.m. Eastern Time, will include a brief review of the Company’s performance, with an emphasis on its future growth prospects.

The conference, being held at The Roosevelt Hotel, is being web cast on the Company’s website (www.lasikplus.com) and through CCBN.  Analysts and portfolio managers who wish to attend the presentation should contact The Wall Street Analyst Forum at 802-253-7596 to request additional information.

LCA-Vision Inc. owns and operates 32 LasikPlus laser vision correction facilities in the U.S., plus two centers in Canada and a joint venture in Europe.

For additional information, please visit the Company’s website.  Individuals interested in scheduling a free vision evaluation can call the Company’s patient care center at 1-800-LasikPlus (1-800-527-4575).

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